Exhibit 99.1

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

January 17, 2013

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER OPERATING EARNINGS OF $0.19 PER SHARE; NET INCOME OF $0.18 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $61.2 million, or $0.18 per share, for the fourth quarter of 2012, compared to $41.4 million, or $0.12 per share, for the fourth quarter of 2011, and $62.2 million, or $0.18 per share, for the third quarter of 2012. Operating earnings were $63.2 million, or $0.19 per share, for the fourth quarter of 2012, compared to $57.1 million, or $0.17 per share, for the fourth quarter of 2011 and $64.4 million, or $0.19 per share, for the third quarter of 2012.

For the year ended December 31, 2012, net income totaled $245.3 million, or $0.72 per share, compared to $192.4 million, or $0.55 per share, for 2011. Operating earnings were $253.9 million, or $0.75 per share, for 2012, compared to $230.7 million, or $0.66 per share, for 2011.

The Company’s Board of Directors declared a $0.16 per share quarterly dividend, payable February 15, 2013 to shareholders of record on February 1, 2013. Based on the closing stock price on January 16, 2013, the dividend yield on People’s United Financial common stock is 5.1 percent.

During the fourth quarter of 2012 the Company repurchased 4.7 million shares of People’s United Financial common stock at a total cost of $56 million and, in 2012, the Company repurchased 18.2 million shares of common stock at a total cost of $220 million. Under the new share repurchase authorization announced in November 2012, 33.4 million shares of common stock remain available for repurchase.

“Our performance throughout 2012 continues to build on the execution of our primary objectives – optimizing existing businesses and efficiently deploying capital,” stated Jack Barnes, President and Chief Executive Officer. “Our financial results in 2012 reflect stable operating metrics in a challenging economic environment, supported by solid loan and deposit growth, strength in our fee income businesses and meaningful cost control.”

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People’s United Financial, Inc. Reports 4Q Earnings

Barnes continued, “We are encouraged by continued strong loan and deposit growth within our legacy franchise and as a result of the strategic revenue initiatives undertaken during the past year. In particular, mortgage warehouse lending, asset-based lending, New York commercial real estate and equipment finance, contributed to total loan growth of $1.4 billion during 2012. The $935 million increase in total deposits in 2012 is confirmation of our dedication to superior customer service and a full-range of products as well as continued emphasis on leveraging our brand throughout the franchise, including targeted in-store branch acquisitions and an expanded presence in the Boston and New York City MSAs.”

Barnes concluded, “We continue to demonstrate our ability to prudently and effectively deploy capital through organic loan and deposit growth, a consistent dividend policy, share repurchases and a thoughtful acquisition strategy.”

“On an operating basis, earnings were $63 million, or 19 cents per share, this quarter,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The Company’s performance in the fourth quarter reflects our continued focus on operating leverage through increased fee-based income and ongoing expense control to mitigate the negative impact of this prolonged low interest rate environment.”

Walters continued, “The net interest margin this quarter primarily reflects the impact of significant loan originations, continued run-off of the acquired loan portfolio and an increase in the investment portfolio. Non-interest income reflects ongoing improvement in most of our fee-based businesses as well as higher loan prepayment fees and gains on sales of residential mortgage loans. Regarding expenses, we are pleased with the steady progress as evidenced by the continued downward trend in operating non-interest expense.”

Walters concluded, “We certainly are pleased with the continued improvement in asset quality. Our loan charge-off ratio throughout 2012 represented less than one-half of our peers’, which is a reflection of the Company’s historically strong underwriting standards, the economic strength of the geography in which we operate and the resilience of our customers. Of note, non-performing loans in the acquired portfolio have declined $178 million, or 50 percent, since December 31, 2010.”

For the originated loan portfolio, non-performing loans equaled 1.30 percent of loans at December 31, 2012, compared to 1.45 percent at September 30, 2012 and 1.75 percent at December 31, 2011. Non-performing assets (excluding acquired non-performing loans) equaled 1.48 percent of originated loans, REO and repossessed assets at December 31, 2012, compared to 1.59 percent at September 30, 2012 and 2.00 percent at December 31, 2011. Net loan charge-offs as a percentage of average loans on an annualized basis were 0.19 percent in the fourth quarter of 2012 compared to 0.18 percent in the third quarter.

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People’s United Financial, Inc. Reports 4Q Earnings

Non-performing loans in the acquired portfolio, which represent the contractual balances of loans acquired that meet our definition of non-performing but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans, totaled $181.6 million at December 31, 2012, compared to $202.0 million at September 30, 2012 and $249.0 million at December 31, 2011.

Operating return on average assets was 0.87 percent for the fourth quarter of 2012, compared to 0.84 percent for the fourth quarter of 2011 and 0.91 percent for the third quarter of 2012. Operating return on average tangible stockholders’ equity was 8.6 percent for the fourth quarter of 2012, compared to 7.2 percent for the fourth quarter of 2011 and 8.6 percent for the third quarter of 2012.

At December 31, 2012, People’s United Financial’s tier 1 common and total risk-based capital ratios were 12.7 percent and 14.7 percent, respectively, and the tangible equity ratio stood at 10.2 percent. People’s United Bank’s tier 1 risk-based capital and total risk-based capital ratios were 12.2 percent and 13.1 percent, respectively, at December 31, 2012.

People’s United Financial, a diversified financial services company with $30 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 419 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $11.4 billion and $4.5 billion, respectively, at December 31, 2012.

Conference Call

On January 17, 2013, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2012 Financial Highlights

Summary

•	Net income was $61.2 million, or $0.18 per share.

•	Operating earnings were $63.2 million, or $0.19 per share.

•	Net interest income totaled $225.1 million compared to $234.8 million in 3Q12.

•	Interest income on acquired loans decreased $6.9 million from 3Q12 to $41.8 million.

•	Cost recovery income on acquired loans, representing cash receipts in excess of carrying amount, totaled $4.1 million in 3Q12.

•	Operating net interest margin decreased 19 basis points from 3Q12 to 3.63%.

•	The effects of new loan volume at lower rates and lower interest income on acquired loans reduced the margin by 7 and 5 basis points, respectively.

•	An increase in investment balances reduced the margin by 4 basis points.

•	The run-off of fair value amortization on acquired deposits and the issuance of senior notes during the quarter each reduced the margin by 2 basis points.

•	Lower deposit rates and improved mix benefited the margin by 3 basis points.

•	Provision for loan losses totaled $12.0 million.

•	Net loan charge-offs totaled $10.0 million, of which $5.2 million related to loans with specific reserves established in prior periods.

•	Reflects a $7.2 million increase in the allowance for loan losses due to loan growth.

•	Non-interest income was $84.3 million in 4Q12 compared to $81.4 million in 3Q12.

•	Loan prepayment fees increased $2.7 million from 3Q12.

•	Net gains on sales of residential mortgage loans increased $2.5 million from 3Q12.

•	Insurance revenue decreased $2.8 million from 3Q12, primarily reflecting the seasonal nature of insurance renewals.

•	Non-interest expense totaled $207.4 million in 4Q12 compared to $208.9 million in 3Q12.

•	Operating non-interest expense was $204.5 million in 4Q12 compared to $205.7 million in 3Q12.

•

Compensation and benefits expense decreased $9.3 million from 3Q12, primarily reflecting lower incentive costs, including the benefit associated with the final vesting of stock awards granted in 2007 in connection with the Company’s second step conversion.

•	Real estate owned expenses declined $2.4 million from 3Q12.

•	Efficiency ratio in 4Q12 increased to 63.1% from 61.4% in 3Q12, primarily reflecting the decrease in interest income on acquired loans.

•	Effective income tax rate was 32.0% for 4Q12 and 32.4% for 2012.

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Commercial banking loans, excluding acquired loans, increased $1.1 billion from September 30, 2012.

•	Average commercial banking loans totaled $15.1 billion in 4Q12, an increase of $436 million, or 12% annualized, from 3Q12.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.20% at December 31, 2012 compared to 1.49% at September 30, 2012.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $186.1 million at December 31, 2012 compared to $211.3 million at September 30, 2012.

•	Net loan charge-offs totaled $6.2 million, or 0.16% annualized, of average commercial banking loans in 4Q12, compared to $7.2 million, or 0.20% annualized, in 3Q12.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.13% at December 31, 2012 compared to 1.22% at September 30, 2012.

•	The commercial banking originated allowance for loan losses represented 95% of originated non-performing commercial banking loans at December 31, 2012 compared to 82% at September 30, 2012.

•	Commercial deposits totaled $5.8 billion at December 31, 2012 compared to $5.6 billion at September 30, 2012.

Retail Banking

•	Residential mortgage loans, excluding acquired loans, increased $22 million from September 30, 2012.

•	Average residential mortgage loans totaled $3.9 billion in 4Q12, an increase of $24 million, or 2% annualized, from 3Q12.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.84% at December 31, 2012 compared to 1.73% at September 30, 2012.

•	Net loan charge-offs totaled $1.7 million, or 0.18% annualized, of average residential mortgage loans in 4Q12, compared to $1.3 million, or 0.13% annualized, in 3Q12.

•	Home equity loans, excluding acquired loans, increased $6 million from September 30, 2012.

•	Average home equity loans totaled $2.0 billion in 4Q12, unchanged from 3Q12.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 1.07% at December 31, 2012 compared to 0.74% at September 30, 2012.

•	Net loan charge-offs totaled $1.7 million, or 0.32% annualized, of average home equity loans in 4Q12, compared to $0.6 million, or 0.13% annualized, in 3Q12.

•	Retail deposits totaled $16.0 billion at December 31, 2012 compared to $15.8 billion at September 30, 2012.

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People’s United Financial, Inc. Reports 4Q Earnings

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquisitions; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012 (1)	March 31, 2012 (1)	Dec. 31, 2011 (1)
Earnings Data:
Net interest income	$225.1	$234.8	$235.6	$233.2	$239.6
Provision for loan losses	12.0	15.1	10.6	11.5	20.7
Non-interest income	84.3	81.4	75.7	72.4	71.7
Non-interest expense (2)	207.4	208.9	205.7	208.6	230.2
Operating non-interest expense (3)	204.5	205.7	202.1	205.6	207.2
Income before income tax expense	90.0	92.2	95.0	85.5	60.4
Net income	61.2	62.2	64.6	57.3	41.4
Operating earnings (3)	63.2	64.4	67.0	59.3	57.1

Selected Statistical Data:
Net interest margin (4)	3.63%	3.89%	3.96%	3.97%	4.12%
Operating net interest margin (3), (4)	3.63	3.82	3.88	3.97	4.03
Return on average assets (4)	0.85	0.88	0.93	0.83	0.61
Operating return on average assets (3), (4)	0.87	0.91	0.97	0.86	0.84
Return on average tangible assets (4)	0.91	0.95	1.01	0.91	0.66
Return on average stockholders’ equity (4)	4.8	4.8	5.0	4.4	3.1
Return on average tangible stockholders’ equity (4)	8.3	8.3	8.5	7.5	5.2
Operating return on average tangible stockholders’ equity (3), (4)	8.6	8.6	8.9	7.8	7.2
Efficiency ratio (3)	63.1	61.4	61.5	63.6	62.3

Common Share Data:
Basic and diluted earnings per share	$0.18	$0.18	$0.19	$0.17	$0.12
Operating earnings per share (3)	0.19	0.19	0.20	0.18	0.17
Dividends paid per share	0.1600	0.1600	0.1600	0.1575	0.1575
Dividend payout ratio	87.4%	87.3%	85.4%	95.9%	132.6%
Operating dividend payout ratio (3)	84.7	84.3	82.2	92.6	96.0
Book value per share (end of period)	$15.21	$15.20	$15.09	$15.00	$14.96
Tangible book value per share (end of period) (3)	8.71	8.77	8.72	8.71	8.72
Stock price:
High	12.50	12.55	13.50	13.79	13.07
Low	11.36	11.20	11.25	12.20	10.91
Close (end of period)	12.09	12.14	11.61	13.23	12.85
Common shares (end of period) (in millions)	331.27	335.95	340.33	344.73	348.68
Weighted average diluted common shares (in millions)	331.39	336.48	340.67	344.97	346.68

(1)	As previously disclosed, reported amounts for the three months ended June 30, 2012, March 31, 2012 and Dec. 31, 2011 were revised to reflect a reduction in net interest income, which, after taxes, reduced net income by $0.2 million, $1.3 million and $1.6 million, respectively. There were no changes to basic and diluted earnings per share in any of these periods. Certain statistical data and other per common share data were revised accordingly.
(2)	Includes a total of $2.9 million, $3.2 million, $3.6 million, $3.0 million and $23.0 million of merger-related expenses and one-time charges for the three months ended Dec. 31, 2012, Sept. 30, 2012, June 30, 2012, March 31, 2012 and Dec. 31, 2011, respectively.
(3)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Twelve Months Ended December 31,
(dollars in millions, except per share data)	2012	2011 (1)
Earnings Data:
Net interest income	$928.7	$913.4
Provision for loan losses	49.2	63.7
Non-interest income	313.8	307.6
Non-interest expense (2)	830.6	871.9
Operating non-interest expense (3)	817.9	815.1
Income before income tax expense	362.7	285.4
Net income	245.3	192.4
Operating earnings (3)	253.9	230.7

Selected Statistical Data:
Net interest margin	3.86%	4.10%
Operating net interest margin (3)	3.82	4.03
Return on average assets	0.87	0.74
Operating return on average assets (3)	0.90	0.89
Return on average tangible assets	0.95	0.80
Return on average stockholders’ equity	4.7	3.6
Return on average tangible stockholders’ equity	8.2	6.0
Operating return on average tangible stockholders’ equity (3)	8.5	7.2
Efficiency ratio (3)	62.4	64.0

Common Share Data:
Basic and diluted earnings per share	$0.72	$0.55
Operating earnings per share (3)	0.75	0.66
Dividends paid per share	0.6375	0.6275
Dividend payout ratio	88.8%	114.9%
Operating dividend payout ratio (3)	85.8	95.8
Book value per share (end of period)	$15.21	$14.96
Tangible book value per share (end of period) (3)	8.71	8.72
Stock price:
High	13.79	14.49
Low	11.20	10.50
Close (end of period)	12.09	12.85
Common shares (end of period) (in millions)	331.27	348.68
Weighted average diluted common shares (in millions)	338.35	348.74

(1)	Previously reported amounts for the twelve months ended December 31, 2011 have been revised to reflect a reduction in net interest income, which, after taxes, reduced net income by $6.4 million and basic and diluted earnings per share by $0.02. Certain statistical data and other per common share data have been revised accordingly.
(2)	Includes a total of $12.7 million and $56.8 million of merger-related expenses and one-time charges for the twelve months ended December 30, 2012 and 2011, respectively.
(3)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012 (1)	March 31, 2012 (1)	Dec. 31, 2011 (1)
Financial Condition Data:
General:
Total assets	$30,324	$28,576	$28,137	$27,791	$27,553
Loans	21,737	21,040	20,588	20,472	20,385
Securities	4,669	3,787	3,702	2,895	2,931
Short-term investments (2)	131	64	73	767	411
Allowance for loan losses	188	186	180	183	183
Goodwill and other acquisition-related intangible assets	2,154	2,160	2,166	2,169	2,174
Deposits	21,751	21,363	21,458	21,268	20,816
Borrowings	2,386	1,524	960	811	857
Notes and debentures	659	160	160	160	160
Stockholders’ equity	5,039	5,107	5,135	5,170	5,215
Non-performing assets (3)	290	294	295	316	337
Net loan charge-offs	10.0	9.4	13.5	11.2	14.8

Average Balances:
Loans	$21,183	$20,727	$20,488	$20,407	$20,217
Securities	3,867	3,608	2,964	2,751	2,411
Short-term investments (2)	128	108	562	536	854
Loans held for sale	28	31	26	39	60
Total earning assets	25,206	24,474	24,040	23,733	23,542
Total assets	28,991	28,234	27,753	27,463	27,285
Deposits	21,557	21,372	21,190	20,843	20,597
Total funding liabilities	23,487	22,709	22,184	21,862	21,653
Stockholders’ equity	5,107	5,161	5,188	5,217	5,302

Ratios:
Net loan charge-offs to average loans (annualized)	0.19%	0.18%	0.26%	0.22%	0.29%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	1.48	1.59	1.67	1.85	2.00
Originated allowance for loan losses to:
Originated loans (3)	0.91	0.95	1.00	1.03	1.05
Originated non-performing loans (3)	70.3	66.0	65.6	61.5	59.7
Average stockholders’ equity to average total assets	17.6	18.3	18.7	19.0	19.4
Stockholders’ equity to total assets	16.6	17.9	18.3	18.6	18.9
Tangible stockholders’ equity to tangible assets (4)	10.2	11.2	11.4	11.7	12.0
Total risk-based capital (5)	14.7	15.6	15.6	16.0	16.2

(1)	As previously disclosed, reported amounts as of June 30, 2012, March 31, 2012 and Dec. 31, 2011 were revised to reflect reductions in (i) loans of $18 million, $18 million and $15 million, respectively, and (ii) stockholders’ equity of $12 million, $11 million and $10 million, respectively. Certain statistical data was revised accordingly.
(2)	Includes securities purchased under agreements to resell.
(3)	Excludes acquired loans.
(4)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(5)	Consolidated.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011 (1)
Assets
Cash and due from banks	$470.0	$358.3	$370.2
Short-term investments	131.4	63.7	410.7

Total cash and cash equivalents	601.4	422.0	780.9

Securities:
Trading account securities, at fair value	6.5	6.3	71.8
Securities available for sale, at fair value	4,532.3	3,651.0	2,725.5
Securities held to maturity, at amortized cost	56.2	56.2	56.4
Federal Home Loan Bank stock, at cost	73.7	73.7	77.7

Total securities	4,668.7	3,787.2	2,931.4

Loans held for sale	77.0	60.0	101.9

Loans:
Commercial	8,400.0	7,951.7	7,366.8
Commercial real estate	7,294.2	7,032.8	7,172.2
Residential mortgage	3,886.1	3,891.3	3,628.4
Consumer	2,156.3	2,164.2	2,217.4

Total loans	21,736.6	21,040.0	20,384.8
Less allowance for loan losses	(188.0)	(186.0)	(182.9)

Total loans, net	21,548.6	20,854.0	20,201.9

Goodwill and other acquisition-related intangible assets	2,153.5	2,160.3	2,174.2
Premises and equipment	330.4	334.7	339.6
Bank-owned life insurance	336.5	335.5	332.7
Other assets	608.3	622.3	690.1

Total assets	$30,324.4	$28,576.0	$27,552.7

Liabilities
Deposits:
Non-interest-bearing	$5,084.3	$4,746.9	$4,506.2
Savings, interest-bearing checking and money market	11,959.8	11,729.0	10,970.4
Time	4,706.4	4,886.7	5,339.2

Total deposits	21,750.5	21,362.6	20,815.8

Borrowings:
Federal Home Loan Bank advances	1,178.3	629.3	332.4
Retail repurchase agreements	588.2	479.0	497.2
Federal funds purchased	619.0	415.0	—
Other borrowings	1.0	1.0	27.1

Total borrowings	2,386.5	1,524.3	856.7

Notes and debentures	659.0	160.4	159.6
Other liabilities	489.6	421.3	505.2

Total liabilities	25,285.6	23,468.6	22,337.3

Stockholders’ Equity
Common stock	3.9	3.9	3.9
Additional paid-in capital	5,261.3	5,263.9	5,247.0
Retained earnings	756.2	750.1	734.5
Treasury stock, at cost	(712.2)	(656.2)	(493.5)
Accumulated other comprehensive loss	(96.9)	(79.0)	(95.8)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(173.5)	(175.3)	(180.7)

Total stockholders’ equity	5,038.8	5,107.4	5,215.4

Total liabilities and stockholders’ equity	$30,324.4	$28,576.0	$27,552.7

(1)	See Financial Highlights footnote 1 on page 9.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012 (1)	March 31, 2012 (1)	Dec. 31, 2011 (1)
Interest and dividend income:
Commercial	$90.7	$91.3	$91.1	$92.8	$94.4
Commercial real estate	86.0	91.3	96.4	91.7	100.3
Residential mortgage	34.6	37.1	35.8	36.2	35.6
Consumer	19.5	19.8	20.0	20.7	21.2

Total interest on loans	230.8	239.5	243.3	241.4	251.5
Securities	20.7	20.3	18.3	18.0	17.3
Loans held for sale	0.4	0.5	0.4	0.5	0.7
Short-term investments	0.1	—	0.4	0.3	0.5

Total interest and dividend income	252.0	260.3	262.4	260.2	270.0

Interest expense:
Deposits	21.9	22.1	23.6	23.1	25.9
Borrowings	2.0	1.8	1.6	1.7	1.7
Notes and debentures	3.0	1.6	1.6	2.2	2.8

Total interest expense	26.9	25.5	26.8	27.0	30.4

Net interest income	225.1	234.8	235.6	233.2	239.6
Provision for loan losses	12.0	15.1	10.6	11.5	20.7

Net interest income after provision for loan losses	213.1	219.7	225.0	221.7	218.9

Non-interest income:
Bank service charges	31.4	33.0	32.5	30.3	31.6
Investment management fees	8.9	8.7	8.7	8.6	8.3
Insurance revenue	6.7	9.5	7.2	8.4	7.2
Brokerage commissions	2.9	2.8	3.4	3.1	2.6
Operating lease income	8.5	8.3	7.7	6.7	6.3
Net gains on sales of residential mortgage loans	6.1	3.6	2.8	3.6	2.1
Net gains (losses) on sales of acquired loans	0.3	—	0.7	—	(0.4)
Bank-owned life insurance	1.1	1.3	1.2	1.8	1.7
Merchant services income, net	1.3	1.2	1.3	1.1	1.1
Other non-interest income	17.1	13.0	10.2	8.8	11.2

Total non-interest income	84.3	81.4	75.7	72.4	71.7

Non-interest expense:
Compensation and benefits	97.4	106.7	104.5	110.3	111.0
Occupancy and equipment	37.9	36.5	34.1	33.4	34.4
Professional and outside service fees	16.8	15.8	17.5	15.3	18.7
Amortization of leased equipment	7.5	6.8	6.4	5.6	5.3
Amortization of other acquisition-related intangible assets	6.7	6.7	6.8	6.6	6.9
Merger-related expenses	—	—	—	—	13.3
Other non-interest expense	41.1	36.4	36.4	37.4	40.6

Total non-interest expense (2)	207.4	208.9	205.7	208.6	230.2

Income before income tax expense	90.0	92.2	95.0	85.5	60.4
Income tax expense	28.8	30.0	30.4	28.2	19.0

Net income	$61.2	$62.2	$64.6	$57.3	$41.4

Basic and diluted earnings per common share	$0.18	$0.18	$0.19	$0.17	$0.12

(1)	See Financial Highlights footnote 1 on page 7.
(2)	In addition to merger-related expenses, total non-interest expense includes $2.9 million, $3.2 million, $3.6 million, $3.0 million and $9.7 million of non-operating expenses for the three months ended Dec. 31, 2012, Sept. 30, 2012, June 30, 2012, March 31, 2012 and Dec. 31, 2011, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
(in millions, except per share data)	2012	2011 (1)
Interest and dividend income:
Commercial	$365.9	$348.6
Commercial real estate	365.4	392.4
Residential mortgage	143.7	129.1
Consumer	80.0	84.2

Total interest on loans	955.0	954.3
Securities	77.3	83.4
Loans held for sale	1.8	2.1
Short-term investments	0.8	2.1

Total interest and dividend income	1,034.9	1,041.9

Interest expense:
Deposits	90.7	107.4
Borrowings	7.1	9.0
Notes and debentures	8.4	12.1

Total interest expense	106.2	128.5

Net interest income	928.7	913.4
Provision for loan losses	49.2	63.7

Net interest income after provision for loan losses	879.5	849.7

Non-interest income:
Bank service charges	127.2	131.3
Investment management fees	34.9	33.2
Insurance revenue	31.8	30.7
Brokerage commissions	12.2	11.9
Operating lease income	31.2	25.0
Net gains on sales of residential mortgage loans	16.1	7.6
Net gains on sales of acquired loans	1.0	7.5
Bank-owned life insurance	5.4	6.3
Merchant services income, net	4.9	4.3
Net security gains	—	8.8
Other non-interest income	49.1	41.0

Total non-interest income	313.8	307.6

Non-interest expense:
Compensation and benefits	418.9	429.0
Occupancy and equipment	141.9	133.3
Professional and outside service fees	65.4	70.6
Amortization of leased equipment	26.3	20.8
Amortization of other acquisition-related intangible assets	26.8	25.8
Merger-related expenses	—	42.9
Other non-interest expense	151.3	149.5

Total non-interest expense (2)	830.6	871.9

Income before income tax expense	362.7	285.4
Income tax expense	117.4	93.0

Net income	$245.3	$192.4

Basic and diluted earnings per common share	$0.72	$0.55

(1)	See Financial Highlights footnote 1 on page 8.
(2)	In addition to merger-related expenses, total non-interest expense includes $12.7 million and $13.9 million of non-operating expenses for the twelve months ended December 31, 2012 and 2011, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2012			September 30, 2012			December 31, 2011 (2)
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$127.5	$0.1	0.22%	$107.7	$—	0.17%	$853.9	$0.5	0.25%
Securities (3)	3,866.8	22.2	2.29	3,607.7	21.5	2.38	2,410.9	17.9	2.97
Loans held for sale	28.2	0.4	6.40	31.4	0.5	6.05	60.3	0.7	4.61
Loans:
Commercial (4)	8,081.5	92.7	4.59	7,737.6	93.1	4.81	7,300.8	96.4	5.28
Commercial real estate (5)	7,043.8	86.0	4.89	6,952.2	91.3	5.25	7,114.9	100.3	5.64
Residential mortgage (6)	3,898.5	34.6	3.55	3,874.6	37.1	3.83	3,571.6	35.6	3.99
Consumer	2,159.3	19.5	3.61	2,163.2	19.8	3.67	2,230.1	21.2	3.80

Total loans	21,183.1	232.8	4.40	20,727.6	241.3	4.66	20,217.4	253.5	5.02

Total earning assets	25,205.6	$255.5	4.05%	24,474.4	$263.3	4.30%	23,542.5	$272.6	4.63%

Other assets	3,785.2			3,759.9			3,742.2

Total assets	$28,990.8			$28,234.3			$27,284.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,895.7	$—	—%	$4,724.6	$—	—%	$4,330.6	$—	—%
Savings, interest-bearing checking and money market	11,863.1	8.6	0.29	11,661.7	9.0	0.31	10,841.4	12.4	0.46
Time	4,798.2	13.3	1.11	4,985.9	13.1	1.05	5,425.2	13.5	1.00

Total deposits	21,557.0	21.9	0.41	21,372.2	22.1	0.41	20,597.2	25.9	0.50

Borrowings:
Retail repurchase agreements	539.3	0.3	0.23	478.4	0.2	0.23	527.4	0.4	0.33
Federal Home Loan Bank advances	622.8	1.4	0.91	390.7	1.3	1.31	332.9	1.2	1.49
Federal funds purchased	465.2	0.3	0.24	295.9	0.2	0.23	8.8	—	0.18
Other borrowings	1.1	—	1.53	11.1	0.1	1.03	27.2	0.1	0.98

Total borrowings	1,628.4	2.0	0.50	1,176.1	1.8	0.60	896.3	1.7	0.78

Notes and debentures	301.4	3.0	3.89	160.3	1.6	4.07	159.5	2.8	7.03

Total funding liabilities	23,486.8	$26.9	0.45%	22,708.6	$25.5	0.45%	21,653.0	$30.4	0.56%

Other liabilities	397.3			364.9			330.2

Total liabilities	23,884.1			23,073.5			21,983.2
Stockholders’ equity	5,106.7			5,160.8			5,301.5

Total liabilities and stockholders’ equity	$28,990.8			$28,234.3			$27,284.7

Net interest income/spread (7)		$228.6	3.60%		$237.8	3.85%		$242.2	4.07%

Net interest margin			3.63%			3.89%			4.12%

Operating net interest margin (8)			3.63%			3.82%			4.03%

(1)	Average yields earned and rates paid are annualized.
(2)	See Financial Highlights footnote 1 on page 7.
(3)	Average balances and yields for securities available for sale are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	Interest income for the three months ended September 30, 2012 includes $3.3 million of cost recovery income; yield of 5.06% without cost recovery income.
(6)	Interest income for the three months ended September 30, 2012 includes $0.8 million of cost recovery income; yield of 3.75% without cost recovery income.
(7)	The fully taxable equivalent adjustment was $3.5 million, $3.0 million and $2.6 million for the three months ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively.
(8)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2012			December 31, 2011 (1)
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$332.0	$0.8	0.24%	$743.1	$2.0	0.28%
Securities purchased under agreements to resell	—	—	—	27.3	0.1	0.17
Securities (2)	3,299.8	81.5	2.47	2,933.3	85.1	2.90
Loans held for sale	31.1	1.8	5.91	38.8	2.1	5.42
Loans:
Commercial (3)	7,672.8	373.4	4.87	6,465.4	354.7	5.49
Commercial real estate (4)	7,031.5	365.4	5.20	6,971.8	392.4	5.63
Residential mortgage	3,823.6	143.7	3.75	3,126.8	129.1	4.13
Consumer	2,174.9	80.0	3.68	2,190.1	84.2	3.85

Total loans	20,702.8	962.5	4.65	18,754.1	960.4	5.12

Total earning assets	24,365.7	$1,046.6	4.30%	22,496.6	$1,049.7	4.67%

Other assets	3,747.2			3,531.6

Total assets	$28,112.9			$26,028.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,656.8	$—	—%	$4,032.8	$—	—%
Savings, interest-bearing checking and money market	11,556.8	38.7	0.33	9,970.1	51.0	0.51
Time	5,028.2	52.0	1.04	5,276.6	56.4	1.07

Total deposits	21,241.8	90.7	0.43	19,279.5	107.4	0.56

Borrowings:
Retail repurchase agreements	494.7	1.3	0.26	486.6	2.0	0.41
Federal Home Loan Bank advances	419.5	5.1	1.23	456.1	6.7	1.48
Federal funds purchased	195.3	0.5	0.24	8.6	—	0.13
Other borrowings	16.4	0.2	1.00	28.0	0.3	0.94

Total borrowings	1,125.9	7.1	0.63	979.3	9.0	0.92

Notes and debentures	195.5	8.4	4.28	170.4	12.1	7.08

Total funding liabilities	22,563.2	$106.2	0.47%	20,429.2	$128.5	0.63%

Other liabilities	381.8			327.7

Total liabilities	22,945.0			20,756.9
Stockholders’ equity	5,167.9			5,271.3

Total liabilities and stockholders’ equity	$28,112.9			$26,028.2

Net interest income/spread (5)		$940.4	3.83%		$921.2	4.04%

Net interest margin			3.86%			4.10%

Operating net interest margin (6)			3.82%			4.03%

(1)	See Financial Highlights footnote 1 on page 9.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	Interest income for the twelve months ended December 31, 2012 includes $8.0 million of cost recovery income; yield of 5.08% without cost recovery income.
(5)	The fully taxable equivalent adjustment was $11.7 million and $7.8 million for the twelve months ended December 31, 2012 and 2011, respectively.
(6)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

Loans acquired in connection with acquisitions have been recorded at fair value based on an initial estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Originated non-performing loans:
Commercial Banking:
Commercial real estate	$84.4	$88.5	$90.5	$97.3	$106.7
Commercial and industrial	54.8	64.6	62.2	63.0	59.2
Equipment financing	27.2	37.4	37.3	39.6	42.9

Total	166.4	190.5	190.0	199.9	208.8

Retail:
Residential mortgage	65.0	60.6	63.7	70.0	68.9
Home equity	21.0	14.6	13.7	15.3	15.8
Other consumer	0.3	0.3	0.2	0.2	0.3

Total	86.3	75.5	77.6	85.5	85.0

Total originated non-performing loans (1)	252.7	266.0	267.6	285.4	293.8
REO	28.6	19.8	19.7	21.9	26.8
Repossessed assets	8.3	8.2	7.2	9.1	16.1

Total non-performing assets	$289.6	$294.0	$294.5	$316.4	$336.7

Acquired non-performing loans (contractual amount) (2)	$181.6	$202.0	$236.6	$247.2	$249.0

Originated non-performing loans as a percentage of originated loans	1.30%	1.45%	1.52%	1.67%	1.75%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.48	1.59	1.67	1.85	2.00
Tangible stockholders’ equity and originated allowance for loan losses	9.45	9.41	9.37	9.96	10.47

(1)	Reported net of government guarantees totaling $9.7 million at Dec. 31, 2012, $14.1 million at Sept. 30, 2012, $14.8 million at June 30, 2012, $15.6 million at March 31, 2012 and $12.1 million at Dec. 31, 2011.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Allowance for loan losses on originated loans:
Balance at beginning of period	$175.5	$175.5	$175.5	$175.5	$177.0
Charge-offs	(11.6)	(11.1)	(12.3)	(12.9)	(15.7)
Recoveries	1.6	1.7	1.5	1.7	0.9

Net loan charge-offs	(10.0)	(9.4)	(10.8)	(11.2)	(14.8)
Provision for loan losses	12.0	9.4	10.8	11.2	13.3

Balance at end of period	177.5	175.5	175.5	175.5	175.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.5	4.8	7.7	7.4	—
Charge-offs	—	—	(2.7)	—	—
Provision for loan losses	—	5.7	(0.2)	0.3	7.4

Balance at end of period	10.5	10.5	4.8	7.7	7.4

Total allowance for loan losses	$188.0	$186.0	$180.3	$183.2	$182.9

Originated allowance for loan losses as a percentage of:
Originated loans	0.91%	0.95%	1.00%	1.03%	1.05%
Originated non-performing loans	70.3	66.0	65.6	61.5	59.7
Commercial banking originated allowance for loan losses as a percentage of originated commercial banking loans	1.13	1.22	1.29	1.34	1.39
Retail originated allowance for loan losses as a percentage of originated retail loans	0.36	0.35	0.37	0.34	0.29

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Commercial Banking:
Commercial real estate	$2.5	$3.5	$6.1	$5.0	$3.9
Commercial and industrial	2.7	2.6	3.1	1.6	3.4
Equipment financing	1.0	1.1	1.2	0.6	4.5

Total	6.2	7.2	10.4	7.2	11.8

Retail:
Residential mortgage	1.7	1.3	1.4	2.0	1.6
Home equity	1.7	0.6	1.4	1.7	0.7
Other consumer	0.4	0.3	0.3	0.3	0.7

Total	3.8	2.2	3.1	4.0	3.0

Total	$10.0	$9.4	$13.5	$11.2	$14.8

Net loan charge-offs to average loans (annualized)	0.19%	0.18%	0.26%	0.22%	0.29%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a FTE basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) merger-related expenses, including acquisition integration costs; (ii) charges related to executive-level management separation costs; (iii) severance-related costs; and (iv) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

Operating net interest margin excludes from the net interest margin those items that management considers to be of such a discrete nature that, by excluding such items, People’s United Financial’s net interest margin can be measured and assessed on a more consistent basis from period to period. Items excluded from operating net interest margin include cost recovery income on acquired loans and changes in the accretable yield on acquired loans stemming from periodic cash flow reassessments. Operating net interest margin is calculated by dividing operating net interest income (annualized) by average earning assets.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2012	2012	2012	2012	2011	2012	2011
Total non-interest expense	$207.4	$208.9	$205.7	$208.6	$230.2	$830.6	$871.9

Adjustments to arrive at operating non-interest expense:
Severance-related costs	(2.9)	(0.9)	(1.1)	(2.4)	(3.9)	(7.3)	(5.3)
Merger-related expenses	—	—	—	—	(13.3)	—	(42.9)
Executive-level separation costs	—	—	—	—	(1.0)	—	(3.8)
Writedowns of banking house assets	—	—	—	—	(4.8)	—	(4.8)
Acquisition integration costs	—	(2.3)	(2.5)	(0.6)	—	(5.4)	—

Total	(2.9)	(3.2)	(3.6)	(3.0)	(23.0)	(12.7)	(56.8)

Operating non-interest expense	204.5	205.7	202.1	205.6	207.2	817.9	815.1

Amortization of other acquisition-related intangible assets	(6.7)	(6.7)	(6.8)	(6.6)	(6.9)	(26.8)	(25.8)
Other (1)	(0.6)	(2.7)	(2.1)	(2.4)	(4.0)	(7.8)	(10.3)

Total	$197.2	$196.3	$193.2	$196.6	$196.3	$783.3	$779.0

Net interest income (FTE basis)	$228.6	$237.8	$238.3	$235.7	$242.2	$940.4	$921.2
Total non-interest income	84.3	81.4	75.7	72.4	71.7	313.8	307.6

Total revenues	312.9	319.2	314.0	308.1	313.9	1,254.2	1,228.8
Adjustments:
BOLI FTE adjustment	0.5	0.7	0.6	0.9	0.8	2.7	3.1
Net security gains	—	—	—	—	—	—	(8.8)
Net (gains) losses on sales of acquired loans	(0.3)	—	(0.7)	—	0.4	(1.0)	(7.5)
Other (2)	(0.7)	—	—	—	(0.1)	(0.7)	2.2

Total	$312.4	$319.9	$313.9	$309.0	$315.0	$1,255.2	$1,217.8

Efficiency ratio	63.1%	61.4%	61.5%	63.6%	62.3%	62.4%	64.0%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Net income, as reported	$61.2	$62.2	$64.6	$57.3	$41.4	$245.3	$192.4

Adjustments to arrive at operating earnings:
Severance-related costs	2.9	0.9	1.1	2.4	3.9	7.3	5.3
Merger-related expenses	—	—	—	—	13.3	—	42.9
Executive-level separation costs	—	—	—	—	1.0	—	3.8
Writedowns of banking house assets	—	—	—	—	4.8	—	4.8
Acquisition integration costs	—	2.3	2.5	0.6	—	5.4	—

Total pre-tax adjustments	2.9	3.2	3.6	3.0	23.0	12.7	56.8
Tax effect	(0.9)	(1.0)	(1.2)	(1.0)	(7.3)	(4.1)	(18.5)

Total adjustments, net of tax	2.0	2.2	2.4	2.0	15.7	8.6	38.3

Operating earnings	$63.2	$64.4	$67.0	$59.3	$57.1	$253.9	$230.7

Earnings per share, as reported	$0.18	$0.18	$0.19	$0.17	$0.12	$0.72	$0.55

Adjustments to arrive at operating earnings per share:
Severance-related costs	0.01	—	—	0.01	0.01	0.02	0.01
Merger-related expenses	—	—	—	—	0.03	—	0.08
Executive-level separation costs	—	—	—	—	—	—	0.01
Writedowns of banking house assets	—	—	—	—	0.01	—	0.01
Acquisition integration costs	—	0.01	0.01	—	—	0.01	—

Total adjustments per share	0.01	0.01	0.01	0.01	0.05	0.03	0.11

Operating earnings per share (1)	$0.19	$0.19	$0.20	$0.18	$0.17	$0.75	$0.66

Average total assets	$28,991	$28,234	$27,753	$27,463	$27,285	$28,113	$26,028

Operating return on average assets (annualized)	0.87%	0.91%	0.97%	0.86%	0.84%	0.90%	0.89%

(1)	The sum of the quarterly operating earnings per share amounts may not equal the full-year amount due to rounding and/or changes in average share count.

OPERATING NET INTEREST MARGIN

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Net interest income (FTE basis)	$228.6	$237.8	$238.3	$235.7	$242.2	$940.4	$921.2

Adjustments to arrive at operating net interest income:
Cost recovery income	—	(4.1)	(4.7)	—	(5.0)	(8.8)	(5.0)
Changes in accretable yield	—	—	—	—	—	—	(11.2)

Total adjustments	—	(4.1)	(4.7)	—	(5.0)	(8.8)	(16.2)

Operating net interest income	$228.6	$233.7	$233.6	$235.7	$237.2	$931.6	$905.0

Net interest margin, as reported (1)	3.63%	3.89%	3.96%	3.97%	4.12%	3.86%	4.10%

Adjustments to arrive at operating net interest margin: (1)
Cost recovery income	—	(0.07)	(0.08)	—	(0.09)	(0.04)	(0.02)
Changes in accretable yield	—	—	—	—	—	—	(0.05)

Total adjustments	—	(0.07)	(0.08)	—	(0.09)	(0.04)	(0.07)

Operating net interest margin (1)	3.63%	3.82%	3.88%	3.97%	4.03%	3.82%	4.03%

Total earning assets	$25,206	$24,474	$24,040	$23,733	$23,542	$24,366	$22,497

(1)	Annualized

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Operating earnings	$63.2	$64.4	$67.0	$59.3	$57.1	$253.9	$230.7

Average stockholders’ equity	$5,107	$5,161	$5,188	$5,217	$5,302	$5,168	$5,271
Less: Average goodwill and average other acquisition-related intangible assets	2,157	2,164	2,166	2,171	2,148	2,165	2,053

Average tangible stockholders’ equity	$2,950	$2,997	$3,022	$3,046	$3,154	$3,003	$3,218

Operating return on average tangible stockholders’ equity (annualized)	8.6%	8.6%	8.9%	7.8%	7.2%	8.5%	7.2%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Dividends paid	$53.5	$54.3	$55.1	$54.9	$54.8	$217.8	$220.9

Operating earnings	$63.2	$64.4	$67.0	$59.3	$57.1	$253.9	$230.7

Operating dividend payout ratio	84.7%	84.3%	82.2%	92.6%	96.0%	85.8%	95.8%

TANGIBLE EQUITY RATIO

(dollars in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Total stockholders’ equity	$5,039	$5,107	$5,135	$5,170	$5,215
Less: Goodwill and other acquisition-related intangible assets	2,154	2,160	2,166	2,169	2,174

Tangible stockholders’ equity	$2,885	$2,947	$2,969	$3,001	$3,041

Total assets	$30,324	$28,576	$28,137	$27,791	$27,553
Less: Goodwill and other acquisition-related intangible assets	2,154	2,160	2,166	2,169	2,174

Tangible assets	$28,170	$26,416	$25,971	$25,622	$25,379

Tangible equity ratio	10.2%	11.2%	11.4%	11.7%	12.0%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Tangible stockholders’ equity	$2,885	$2,947	$2,969	$3,001	$3,041

Common shares issued	395.81	395.88	395.87	395.84	395.42
Less: Shares classified as treasury shares	56.18	51.48	47.00	42.49	38.03
Unallocated ESOP shares	8.36	8.45	8.54	8.62	8.71

Common shares	331.27	335.95	340.33	344.73	348.68

Tangible book value per share	$8.71	$8.77	$8.72	$8.71	$8.72